UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2011

Quamtel, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-31757	98-0233452
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14911 Quorum Drive, Suite 140, Dallas, Texas 75254
(Address of principal execute offices, including zip code)

(972) 361-1980
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Resignation of Previous Independent Registered Public Accounting Firm

On February 20, 2011 (the “Resignation Date”), Jewett, Schwartz, Wolfe & Associates (“JSW”) advised Quamtel, Inc. (the “Company”) that its audit practice was acquired by RBSM LLP (“RBSM”), an independent registered public accounting firm and that, accordingly, JSW was resigning as the Company’s independent registered public accounting firm.

The reports of JSW on the Company’s financial statements for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle, except that the reports of JSW on the Company’s consolidated financial statements as of and for the years ended December 31, 2009 and 2008 contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern due to a deficit in working capital and incurring significant losses.

During the years ended December 31, 2009 and 2008, and through the Resignation Date, the Company has not had any disagreements with JSW on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to JSW’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods.

During the years ended December 31, 2009 and 2008, and through the Resignation Date, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided JSW with a copy of the disclosure set forth under this Item 4.01 and requested JSW to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

A copy of the letter from JSW is attached hereto as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

On February 20, 2011 (the “Engagement Date”), the Company engaged RBSM, which acquired the audit practice of JSW, the Company’s previous auditor, as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2010. The engagement of RBSM as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors, which performs the function of the audit committee.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with RBSM regarding either:

1.           the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that RBSM concluded was an important factor to be considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.           any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01. Financial Exhibits

(d) Exhibits.  The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
16.1	Letter from Jewett, Schwartz, Wolfe & Associates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quamtel, Inc.

	By:	/s/ Stuart Ehrlich
Stuart Ehrlich
Chief Executive Officer
Date: February 24, 2011

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Jewett, Schwartz, Wolfe & Associates.